     As filed with the Securities and Exchange Commission on May 29, 2001
                                                           Registration No. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                        ______________________________

                                   Form S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                        ______________________________

                          SUSQUEHANNA BANCSHARES, INC.
               (Exact Name of Issuer as Specified in Its Charter)

        Pennsylvania                                      23-2201716
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                             26 North Cedar Street
                          Lititz, Pennsylvania 17543
                                (717) 626-4721
                   (Address of Principal Executive Offices)

             SUSQUEHANNA BANCSHARES, INC. EQUITY COMPENSATION PLAN
                           (Full title of the plan)

                             LISA M. CAVAGE, Esq.
                             Secretary and Counsel
                         Susquehanna Bancshares, Inc.
                             26 North Cedar Street
                          Lititz, Pennsylvania 17543
                    (Name and address of agent for service)

                                 (717) 626-4721
         (Telephone number, including area code, of agent for service)

                        ______________________________

                        Copy of all communications to:
                              JOHN F. BALES, III
                          Morgan, Lewis & Bockius LLP
                              1701 Market Street
                          Philadelphia, PA 19103-2921
                                (215) 963-5478

                        ______________________________

                                                  CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
                                          Number of        Proposed maximum        Proposed maximum       Amount of registration
                                         shares to be     offering price per      aggregate offering             fee (2)
 Title of securities to be registered   registered(1)           share                  price (1)
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $2.00
per share                                 1,000,000              (2)                  $18,025,000               $4,506.25
-----------------------------------------------------------------------------------------------------------------------------------

(1) This registration statement covers the additional shares of common stock ("Common Stock") of Susquehanna Bancshares, Inc. (the "Company") which may be offered or sold pursuant to the Company's Equity Compensation Plan, as amended on May 25, 2001. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Act"), this registration statement also covers an indeterminate number of additional shares of Common Stock that may be issued to prevent dilution resulting from any future stock split, stock dividend or similar transaction involving an adjustment of the outstanding common stock.

(2) Estimated pursuant to paragraphs (c) and (h) of Rule 457 under the Act solely for the purpose of calculating the registration fee based upon the average of the reported high and low sale prices of shares of Common Stock on May 22, 2001, as reported on the Nasdaq National Market, which was $18.025.

================================================================================

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in this Part I of Form S-8 (plan information, registrant information and employee plan annual information) will be sent or given to employees as specified by Rule 428(b)(1) of the United States Securities and Exchange Commission (the "Commission"). Such documents need not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Commission Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Pursuant to the General Instruction E of Form S-8, this Registration Statement is being filed in order to register additional shares of Common Stock, par value $2.00 per share, of Susquehanna Bancshares, Inc. (the "Company"), with respect to a currently effective Registration Statement on Form S-8 of the Company relating to the Company's Equity Compensation Plan, as amended on May 25, 2001 (the "Amended Plan"). The Amended Plan provides for the increase in the number of authorized shares available for issuance thereunder.

     The contents of the prior Registration Statement on Form S-8 as filed on December 23, 1996 (Registration No. 333-18555) are currently effective and incorporated by reference into this Registration Statement to the extent not otherwise amended or superseded by the contents hereof.

Item 3.  Exhibits.

         The following is a list of exhibits filed as part of this registration statement.

Exhibit Number            Exhibit
--------------            -------

4.1* Susquehanna Bancshares, Inc. Equity Compensation Plan, amended and restated as of May 25, 2001.

5.1*                      Opinion of Morgan, Lewis & Bockius LLP.

23.1*                     Consent of PricewaterhouseCoopers LLP.

23.2* Consent of Morgan, Lewis & Bockius LLP (included as part of Exhibit 5.1).

24.1* Power of Attorney (included on signature page of this registration statement).
______________________

*  Filed herewith.

                                   SIGNATURES


         The Registrant. Pursuant to the requirements of the Securities Act of
             ----------
1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lititz, Commonwealth of Pennsylvania, on May 25, 2001.

                                       SUSQUEHANNA BANCSHARES, INC.


                                       By:  /s/ William J. Reuter
                                            -----------------------------------
                                            William J. Reuter, President and
                                            Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         Each person in so signing also makes, constitutes and appoints Drew K. Hostetter, Chief Financial Officer of Susquehanna Bancshares, Inc., and Lisa M. Cavage, Esq., Secretary and Counsel of Susquehanna Bancshares, Inc. and each of them acting alone, his true and lawful attorney-in-fact, with full power of substitution, to execute and cause to be filed with the Securities and Exchange Commission pursuant to the requirements of the Securities and Exchange Commission pursuant to the requirements of the Securities Act of 1933, as amended, any and all amendments and post-effective amendments to this Registration Statement, and including any Registration Statement for the same offering that is to be effective upon filing pursuant to rule 462(b) under the Securities Act, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

                Signature         Title                                                  Date
                ---------         -----                                                  ----
/s/ Robert S. Bolinger            Chairman of the Board and Director                 May 25, 2001
---------------------------------
Robert S. Bolinger

/s/ Drew K. Hostetter             Senior Vice President, Treasurer and               May 25, 2001
---------------------------------
Drew K. Hostetter                 Chief Financial Officer (principal
                                  financial and accounting officer)

/s/ William J. Reuter             President, Chief Executive Officer                 May 25, 2001
---------------------------------
William J. Reuter                 and Director

/s/ John M. Denlinger             Director                                           May 25, 2001
---------------------------------
John M. Denlinger

/s/ Henry H. Gibbel               Director                                           May 25, 2001
---------------------------------
Henry H. Gibbel

/s/ Wayne E. Alter, Jr.           Director                                           May 25, 2001
---------------------------------
Wayne E. Alter, Jr.

/s/ George J. Morgan              Director                                           May 25, 2001
---------------------------------
George J. Morgan

/s/ James G. Apple                Director                                           May 25, 2001
---------------------------------
James G. Apple

                Signature         Title                                                  Date
                ---------         -----                                                  ----
/s/ Chole R. Eichelberger         Director                                           May 25, 2001
---------------------------------
Chole R. Eichelberger

/s/ Roger V. Weist                Director                                           May 25, 2001
---------------------------------
Roger V. Weist

/s/ William B. Zimmerman          Director                                           May 25, 2001
---------------------------------
William B. Zimmerman

/s/ T. Max Hall                   Director                                           May 25, 2001
---------------------------------
T. Max Hall

/s/ Owen O. Freeman, Jr.          Director                                           May 25, 2001
---------------------------------
Owen O. Freeman, Jr.

/s/ C. William Hetzer, Jr.        Director                                           May 25, 2001
---------------------------------
C. William Hetzer, Jr.

/s/ Guy W. Miller, Jr.            Director                                           May 25, 2001
---------------------------------
Guy W. Miller, Jr.

/s/ Michael J. Wimmer             Director                                           May 25, 2001
---------------------------------
Michael J. Wimmer

                         SUSQUEHANNA BANCSHARES, INC.

                               INDEX TO EXHIBITS

Exhibit Number        Document
--------------        --------

4.1* Susquehanna Bancshares, Inc. Equity Compensation Plan, as amended on May 25, 2001.

5.1*                  Opinion of Morgan, Lewis & Bockius LLP.

23.1*                 Consent of PricewaterhouseCoopers LLP.

23.2* Consent of Morgan, Lewis & Bockius LLP (included as part of Exhibit 5.1).

24.1* Power of Attorney (included as part of the signature page).

* Filed herewith.